Exhibit 99.3

Investors and Media:

Andy Kellogg & Kory Kutzke

(630) 824-1907

SUNCOKE ENERGY, INC. AND SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCE SIMPLIFICATION

TRANSACTION FOR SUNCOKE ENERGY, INC. TO ACQUIRE ALL PUBLICLY TRADED

COMMON UNITS OF SUNCOKE ENERGY PARTNERS, L.P.

Transaction Approved by Independent Conflicts Committee and Board of Directors for both

SXC and SXCP’s General Partner

Lisle, Ill. (February 5, 2019) – SunCoke Energy, Inc. (NYSE: SXC) and SunCoke Energy Partners, L.P. (NYSE: SXCP) today announced that they have entered into a definitive agreement whereby SXC will acquire all outstanding common units of SXCP not already owned by SXC in a stock-for-unit merger transaction (the “Simplification Transaction”). The Simplification Transaction is expected to close late in the second quarter or early in the third quarter of 2019, subject to customary closing conditions. Pursuant to the terms of the merger agreement, SXCP unaffiliated common unitholders will receive 1.40 SXC common shares for each SXCP common unit. The SXCP unit price implied by the exchange ratio represents a 9.3% premium to SXCP’s closing price on February 4, 2019 and a 12.7% premium based on SXC’s and SXCP’s 30-day volume weighted average prices ending February 4, 2019.

“We are pleased to announce this transaction today along with strong financial and operating results for the fourth quarter and full-year 2018,” said Mike Rippey, President and Chief Executive Officer of SXC. “We believe there are clear benefits to this Simplification Transaction, as we will be able to unlock our full potential. With a simplified corporate structure, increased liquidity and improved financial flexibility, we will be better positioned to execute on our strategic growth opportunities and generate immediate and long-term value for SXC and SXCP stakeholders alike.”

On behalf of SXCP, the terms of the Simplification Transaction were negotiated, reviewed and approved by the conflicts committee of the board of directors of SXCP’s general partner, which committee consisted solely of independent directors. The conflicts committee also recommended that the board of directors of SXCP’s general partner approve the transaction. The transaction was approved by the board of directors of SXCP’s general partner and the board of directors of SXC.

TRANSACTION BENEFITS

•	Simplifies the organizational and governance structure, reducing complexity for investors

•	Creates a larger publicly-traded company, increasing public float and enhancing trading liquidity

•	Immediately accretive to SXC shareholders

•	SXC intends to initiate a $0.24 annual dividend per share in the first full quarter after closing the transaction

•	Improved credit profile and enhanced access to capital markets lowers cost of capital

•	Consolidation of cash flow and elimination of MLP distribution accelerates objective of reducing leverage

•	Estimated cost synergies of approximately $2 million per year from eliminating dual public company requirements and estimated cash tax savings of approximately $40 million over the next five years

•	More cash flow available to deploy for organic growth projects, attractive M&A opportunities and/or to return capital to shareholders

•	Eliminates MLP qualifying income limitations on growth

SIMPLIFICATION TRANSACTION DETAILS

Pursuant to the terms of the merger agreement, SXC will acquire all of the outstanding SXCP common units that it does not already own. SXCP common unitholders will be entitled to receive 1.40 shares of SXC per SXCP unit. SXCP anticipates that the Simplification Transaction will not close prior to the record date for the distribution relating to the first quarter of 2019. In addition, SXCP common unitholders will receive a prorated distribution per unit, payable in SXC common shares and based upon a quarterly distribution of $0.40 per unit, for the period beginning with the first day of the most recent full calendar quarter with respect to which an SXCP unitholder distribution record date has not occurred (or if there is no such full calendar quarter, then beginning with the first day of the partial calendar quarter in which the closing occurs) and ending on the day prior to the close of the merger, as provided in the merger agreement.

Following completion of the Simplification Transaction, SXCP will become a wholly-owned subsidiary of SXC, SXCP’s common units will cease to be publicly traded and SXCP’s incentive distribution rights will be eliminated. Additionally, SXCP’s 7.50% Senior Notes due 2025 will remain outstanding. Completion of the merger is subject to customary closing conditions, including the approval by holders of a majority of the outstanding SXC common shares and SXCP common units, as well as customary regulatory approvals. SXC indirectly owns a sufficient percentage of the SXCP common units to approve the transaction on behalf of the holders of SXCP common units.

ADVISORS

Evercore and Baker Botts L.L.P. acted as financial and legal advisors, respectively, to SXC. Citi and Akin Gump Strauss Hauer & Feld LLP acted as financial and legal advisors, respectively, to the conflicts committee of the general partner of SXCP.

CONFERENCE CALL AND WEBCAST INFORMATION

SXC will host a live conference call and webcast to discuss the transaction as well as fourth quarter and full year earnings results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) today, February 5, 2019. A presentation outlining the transaction will be posted on the home page of the “Investors” section of SXC’s website, at www.suncoke.com, prior to the call. Investors may participate in this call by dialing 1-833-236-5757 in the U.S. or 1-647-689-4185 if outside the U.S., confirmation code 3165918. The conference call will be archived for replay on a webcast link located in the “Investors” section of www.suncoke.com.

SXCP will host a live conference call and webcast to discuss the transaction as well as fourth quarter and full year earnings results at 12:00 a.m. Eastern Time (11:00 a.m. Central Time) today, February 5, 2019. A presentation outlining the transaction will be posted on the home page of the “Investors” section of SXCP’s website, at www.suncoke.com, prior to the call. Investors may participate in this call by dialing 1-833-236-5757 in the U.S. or 1-647-689-4185 if outside the U.S., confirmation code 1497078. The conference call will be archived for replay on a webcast link located in the “Investors” section of www.suncoke.com.

ABOUT SUNCOKE ENERGY, INC. AND SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy, Inc. (NYSE: SXC) and its sponsored master limited partnership subsidiary, SunCoke Energy Partners, L.P. (NYSE: SXCP), supply high-quality coke used in the blast furnace production of steel, under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia and Brazil. We have more than 50 years of cokemaking experience serving the integrated steel industry. Through SXCP, we provide export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. Our logistics terminals have the collective capacity to blend and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc. and SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

IMPORTANT NOTICE TO INVESTORS

This communication includes important information about an agreement for the acquisition by SXC of all publicly held common units of SXCP. SXC expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) containing a prospectus/consent statement/proxy statement of SXC and SXCP. SXC and SXCP security holders are urged to read the prospectus/consent statement/proxy statement and other documents filed with the SEC regarding the proposed transaction carefully and in their entirety when they become available because they will contain important information. Investors will be able to obtain a free copy of the prospectus/consent statement/proxy statement, as well as other filings containing information about the proposed transaction, without charge, at the SEC internet site (http://www.sec.gov). Copies of the prospectus/consent statement/proxy statement and the filings with the SEC that will be incorporated by reference in the prospectus/consent statement/proxy statement can also be obtained, without charge, by directing a request either to SXC, 1011 Warrenville Road, 6th Floor, Lisle, IL 60532 USA, Attention: Investor Relations or to SXCP, 1011 Warrenville Road, 6th Floor, Lisle, IL 60532 USA, Attention: Investor Relations.

The respective directors and executive officers of SXC and SXCP may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934 as amended) in respect of the proposed transaction. Information about SXC’s directors and executive officers is available in SXC’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 15, 2018. Information about SXCP’s directors and executive officers is available in SXCP’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 15, 2018. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus/consent statement/proxy statement and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts, which may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions, and include, but are not limited to, statements regarding: the expected benefits of the proposed transaction to SXC and SXCP and their shareholders and unitholders, respectively; the anticipated completion of the proposed transaction and the timing thereof; the expected levels of cash distributions by SXCP to its unitholders and dividends by SXC to its shareholders; expected synergies and shareholder value to result from the combined company; future credit ratings; the financial condition of the combined company; and plans and objectives of management for future operations and growth. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law. In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission (the “SEC”) cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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